SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2012

MercadoLibre, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Arias 3751, 7th Floor
Buenos Aires, C1430CRG, Argentina
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  011-54-11-4640-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2012, the Board of Directors (the “Board”) of MercadoLibre, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board and in in accordance with Sections 2.2 and 2.5 of the Company’s bylaws, approved a resolution increasing the size of the Board to nine directors.  Concurrently, the Board unanimously approved the appointment of Javier Olivan as a Class II director of the Company, effective immediately.

Mr. Olivan, 35, is the VP of Growth, Engagement and Mobile Adoption at Facebook, Inc. He joined Facebook as Head of International Growth in 2007. In this role, he has been responsible for Facebook's international efforts, setting strategy and driving the growth of Facebook's user base across the globe through product, marketing, and internationalization initiatives. His role has since expanded to also oversee all product analytics, mobile adoption and user engagement worldwide. Prior to Facebook, Mr. Olivan was a Product Manager at Siemens Mobile where he led a cross-functional team charged with the development and market launch of handset devices.  Earlier in his career, Mr. Olivan worked for NTT in Japan as a research and development engineer and was part of a team that was responsible for developing software that enabled high quality wireless video transmission on to mobile devices. Mr. Olivan holds a master’s degree in business administration from Stanford University and master’s degrees in both electrical and industrial engineering from the University of Navarra.

The Board has determined that Mr. Olivan qualifies as independent in accordance with the listing requirements of the Nasdaq Stock Market LLC and the Company’s Corporate Governance Guidelines. There were no arrangements or understandings pursuant to which Mr. Olivan was elected as a director, and there are no related party transactions between the Company and Mr. Olivan reportable under Item 404(a) of Regulation S-K.

For his services as an independent director, Mr. Olivan will receive the same fees and compensation as other independent directors for similar services. A description of the fees and compensation paid to independent directors of the Company (the “Director Compensation Program”) is set forth under the section entitled “Director Compensation” in the Company’s 2012 proxy statement filed on April 26, 2012, which section is incorporated by reference herein. Mr. Olivan’s fees and compensation will be prorated for the period to be served under the Director Compensation Program based on the partial service period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)
Date: December 7, 2012	By:	/s/ Pedro Arnt
Pedro Arnt
Executive Vice President and Chief Financial Officer